                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM 8-K/A-1

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 30, 1998




                                  AMSURG CORP.
             (Exact Name of Registrant as Specified in its Charter)


           TENNESSEE                     000-22217              62-1493316
(State or other jurisdiction of        (Commission          (I.R.S. employer
 incorporation or organization)        File Number)        identification no.)


       ONE BURTON HILLS BOULEVARD
                SUITE 350
              NASHVILLE, TN                                        37215
(Address of principal executive offices)                         (Zip code)


                                 (615) 665-1283
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

       This Form 8-K/A-1 includes the following financial information required to be filed pursuant to Item 7 (Financial Statements and Exhibits) of the Current Report on Form 8-K dated April 30, 1998:

(a)    Financial Statements of Business Acquired:

       Independent Auditors' Report.
       Combined Balance Sheets of Boswell Eye Center, LLC as of December 31,
           1996 and 1997 and March 31, 1998 (unaudited).
       Combined Statements of Earnings of Boswell Eye Center, LLC for the years ended December 31, 1996 and 1997 and the Three Months ended March 31, 1997 and 1998 (unaudited).
       Combined Statements of Cash Flows of Boswell Eye Center, LLC for the years ended December 31, 1996 and 1997 and the Three Months ended March 31, 1997 and 1998 (unaudited).
       Notes to Combined Financial Statements of Boswell Eye Center, LLC.

(b)    Pro Forma Financial Information:

       Pro Forma Combined Balance Sheet as of March 31, 1998.
       Pro Forma Combined Statements of Operations for the year ended December
           31, 1997 and the Three Months ended March 31, 1998.
       Notes to Pro Forma Combined Financial Statements.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Members
Boswell Eye Center, LLC
Sun City, Arizona

     We have audited the accompanying combined balance sheets of Boswell Eye Center, LLC as of December 31, 1996 and 1997, and the related combined statements of earnings and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such combined financial statements present fairly, in all material respects, the financial position of Boswell Eye Center, LLC as of December 31, 1996 and 1997 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Nashville, Tennessee
May 6, 1998

                            BOSWELL EYE CENTER, LLC

                            COMBINED BALANCE SHEETS

                                                            DECEMBER 31,   DECEMBER 31,    MARCH 31,
                                                                1996           1997          1998
                                                            ------------   ------------   -----------
                                                                                          (UNAUDITED)
                                               ASSETS
Current assets:
  Cash....................................................    $ 80,383      $   97,747    $  510,524
  Accounts receivable, net of allowance for uncollectible
     accounts of $45,393, $28,511 and $20,861,
     respectively.........................................     361,866         592,838       519,214
  Prepaid expenses........................................       6,691           6,924        21,642
  Supplies inventory......................................      48,714          62,632        70,076
                                                              --------      ----------    ----------
          Total current assets............................     497,654         760,141     1,121,456
Furniture and equipment, net (Note 2).....................     353,523         246,115       244,425
Other assets..............................................       4,600           2,300            --
                                                              --------      ----------    ----------
          Total...........................................    $855,777      $1,008,556    $1,365,881
                                                              ========      ==========    ==========

                                   LIABILITIES AND MEMBERS' EQUITY

Current liabilities:
  Accounts payable........................................    $153,204      $   84,508    $  159,130
  Note payable -- current portion (Note 3)................     106,150          36,980        36,980
                                                              --------      ----------    ----------
          Total current liabilities.......................     259,354         121,488       196,110
Note payable (Note 3).....................................     156,822         123,433       110,644
Commitments and contingencies (Note 4)
Members' equity:
  Capital.................................................       9,000           9,000         9,000
  Retained earnings.......................................     430,601         754,635     1,050,127
                                                              --------      ----------    ----------
          Total members' equity...........................     439,601         763,635     1,059,127
                                                              --------      ----------    ----------
          Total...........................................    $855,877      $1,008,556    $1,365,881
                                                              ========      ==========    ==========

                       See notes to financial statements.

                            BOSWELL EYE CENTER, LLC

                        COMBINED STATEMENTS OF EARNINGS

                                                       YEARS ENDED               THREE MONTHS
                                                      DECEMBER 31,              ENDED MARCH 31,
                                                -------------------------   -----------------------
                                                   1996          1997          1997         1998
                                                -----------   -----------   ----------   ----------
                                                                                  (UNAUDITED)
Revenues......................................  $ 4,460,677   $ 5,032,149   $1,296,892   $1,467,813
Expenses:
  Supplies and other operating expenses.......    1,609,488     1,785,911      455,963      472,458
  Salaries and benefits.......................    1,012,588     1,024,131      242,794      250,802
  Rent expense................................      232,267       229,899       57,830       57,119
  Bad debt expense............................      220,532       145,271       37,710       20,261
  Depreciation................................      105,650       107,408       27,313       24,882
  Interest expense............................       28,852        20,752        5,763        4,799
                                                -----------   -----------   ----------   ----------
          Total expenses......................    3,209,377     3,313,372      827,373      830,321
                                                -----------   -----------   ----------   ----------
Net earnings..................................    1,251,300     1,718,777      469,519      637,492
Retained earnings, beginning of period........      446,800       430,601      430,601      754,635
Distributions to Members......................   (1,267,499)   (1,394,743)    (319,494)    (342,000)
                                                -----------   -----------   ----------   ----------
Retained earnings, end of period..............  $   430,601   $   754,635   $  580,626   $1,050,127
                                                ===========   ===========   ==========   ==========

                       See notes to financial statements.

                            BOSWELL EYE CENTER, LLC

                       COMBINED STATEMENTS OF CASH FLOWS

                                                        YEARS ENDED              THREE MONTHS
                                                       DECEMBER 31,             ENDED MARCH 31,
                                                 -------------------------   ---------------------
                                                    1996          1997         1997        1998
                                                 -----------   -----------   ---------   ---------
                                                                                  (UNAUDITED)
Cash flows from operating activities:
  Net earnings.................................  $ 1,251,300   $ 1,718,777   $ 469,519   $ 637,492
  Adjustments to reconcile net earnings to net
     cash provided by operating activities:
     Depreciation..............................      105,650       107,408      27,313      24,882
     Decrease (increase) in accounts
       receivable..............................       35,102      (230,972)    (68,990)     73,624
     Increase in supplies inventory............       (5,488)      (13,918)    (13,918)     (7,444)
     (Increase) decrease in prepaid expenses...          303          (233)    (15,022)    (14,718)
     Decrease in other assets..................        2,342         2,300       2,300       2,300
     (Decrease) increase in accounts payable...      (13,844)      (68,696)    123,372      74,622
                                                 -----------   -----------   ---------   ---------
          Net cash provided by operating
            activities.........................    1,375,365     1,514,666     524,574     790,758
Cash flows from investing activities:
  Payments for equipment additions.............           --            --          --     (23,192)
                                                 -----------   -----------   ---------   ---------
Cash flows from financing activities:
  Principal payments on notes payable..........      (99,439)     (102,559)    (22,405)    (12,789)
  Members' distributions.......................   (1,267,499)   (1,394,743)   (319,494)   (342,000)
                                                 -----------   -----------   ---------   ---------
          Net cash used in financing
            activities.........................   (1,366,938)   (1,497,302)   (341,899)   (354,789)
                                                 -----------   -----------   ---------   ---------
Net increase in cash...........................        8,427        17,364     182,675     412,777
Cash at beginning of period....................       71,956        80,383      80,383      97,747
                                                 -----------   -----------   ---------   ---------
Cash at end of period..........................  $    80,383   $    97,747   $ 263,058   $ 510,524
                                                 ===========   ===========   =========   =========

Supplemental disclosure of cash flow
  information:
Cash paid during the year for interest.........  $    28,852   $    20,752   $   5,763   $   4,799
                                                 ===========   ===========   =========   =========

                            BOSWELL EYE CENTER, LLC

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The Boswell Eye Center, LLC (the "Center") owns and operates an ophthalmology surgery center in Sun City, Arizona. The Center is owned by a group of physicians who perform ophthalmic procedures at the Center through their related physician practices.

     The accompanying financial statements have been prepared on the accrual basis of accounting and include the accounts and transactions of the Boswell Eye Center, LLC and the Boswell Eye Institute, Inc. which are under common control. Significant intercompany balances and transactions have been eliminated.

     Furniture and equipment. Furniture and equipment are stated at cost less accumulated depreciation. Depreciation for furniture and equipment is recognized on the straight line method over five to seven years, and for leasehold improvements over the remaining term of the lease plus renewal options.

     Revenue recognition. Revenues consist of the billing of the use of the Center's facilities (the "usage fee") directly to the patient or third-party payer. The usage fee excludes amounts billed for physicians' services, which are billed separately by the physicians to the patient or third-party payer. Revenues are reported at the estimated net realizable amounts from patients, third-party payers and others, including Medicare. Such revenues are recognized as the related services are performed. Contractual adjustments resulting from agreements with various organizations to provide services for amounts which differ from billed charges, are recorded as deductions from patient service revenues. During the years ended December 31, 1996 and 1997, approximately 52% and 48%, respectively, of the Center's revenues were provided to patients covered under Medicare. Amounts that are determined to be uncollectible are charged against the allowance for uncollectible accounts.

     Income taxes. The Center has elected SubChapter S status of the Internal Revenue Code, and accordingly, income taxes are the responsibility of the individual members of the Center. Therefore, no provision for income taxes has been reflected in the accompanying financial statements.

     Management estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

     Unaudited interim information. The unaudited interim financial statements include all adjustments, consisting only of normal recurring adjustments which management considers necessary for a fair presentation of the financial position and results of operations. The results of operations for the three-month period ended March 31, 1998 are not necessarily indicative of the results that may be expected for a full year.

2. FURNITURE AND EQUIPMENT

     Furniture and equipment consists of:

                                                        DECEMBER 31,
                                                  -------------------------    MARCH 31,
                                                     1996          1997          1998
                                                  -----------   -----------   -----------
                                                                              (UNAUDITED)
Medical equipment...............................  $ 1,116,666   $ 1,116,666   $ 1,139,859
Leasehold improvements..........................      486,290       486,290       486,290
Furniture and fixtures..........................      247,498       247,498       247,498
Office equipment................................       54,584        54,584        54,584
                                                  -----------   -----------   -----------
                                                    1,905,038     1,905,038     1,928,231
Less accumulated depreciation...................   (1,551,515)   (1,658,923)   (1,683,806)
                                                  -----------   -----------   -----------
                                                  $   353,523   $   246,115   $   244,425
                                                  ===========   ===========   ===========

                            BOSWELL EYE CENTER, LLC

3. NOTE PAYABLE

     The note payable bears interest at 9% and is due in monthly installments through June 2001.

4. COMMITMENTS AND CONTINGENCIES

     The center operates under a facilities lease expiring April 1999. The following is a schedule of future minimum lease payments under the facilities lease, which is classified as an operating lease:

YEAR ENDING
DECEMBER 31,
------------
1998........................................................  $228,478
1999........................................................    66,639
                                                              --------
                                                              $295,117
                                                              ========

5. SUBSEQUENT EVENT

     Effective May 1, 1998, AmSurg Holdings, Inc. ("Holdings"), a subsidiary of AmSurg Corp. ("AmSurg") acquired from the Center a sixty percent ownership interest in the assets comprising the business operations of the Center. Pursuant to the terms of the Asset Purchase Agreement, dated as of April 30, 1998, by and among Holdings, AmSurg, and the Center, Holdings paid $5,400,000 in cash as consideration for the sixty percent ownership interest in the Center. Following the asset purchase, Holdings and the Center contributed their respective ownership in the assets of the Center into a newly formed limited liability company, The Sun City Ophthalmology ASC, LLC, and received proportionate membership therein.

                                  AMSURG CORP.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                             BASIS OF PRESENTATION

     The unaudited pro forma balance sheet of AmSurg Corp. as of March 31, 1998, is presented to show the effects of the acquisition of the majority interest in the assets and certain liabilities comprising the business operations of Boswell Eye Center, LLC on April 30, 1998, as if it had occurred on March 31, 1998. The unaudited pro forma combined statements of operations are presented to show the effects of the acquisition as if it had occurred on January 1, 1997. The pro forma information is based on the historical financial statements of the Company and the acquired center, giving effect to the acquisition under the purchase method of accounting, and the assumptions and adjustments in the accompanying notes to the pro forma consolidated financial information. The allocation of the purchase price is preliminary, but management does not believe it will change materially.

     The unaudited pro forma financial information does not purport to represent what the Company's financial position or results of operations would actually have been had the transaction in fact occurred on the dates indicated above, nor to project the Company's financial position or results of operations for any future date or period. In the opinion of the Company's management, all adjustments necessary for a fair presentation have been made. This unaudited pro forma financial information should be read in conjunction with the accompanying notes and the consolidated financial statements of AmSurg Corp. and the related notes included in the Company's 1997 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

                                  AMSURG CORP.

                        PRO FORMA COMBINED BALANCE SHEET
                                 MARCH 31, 1998
                      (ALL AMOUNTS EXPRESSED IN THOUSANDS)
                                  (UNAUDITED)

                                                                                     EFFECT OF         PRO
                                                                      BOSWELL       ACQUISITION       FORMA
                                                                        EYE         AND RELATED      COMBINED
                                                      HISTORICAL    CENTER, LLC      FINANCING        TOTALS
                                                      ----------   --------------   ------------     --------
Current assets:
  Cash and cash equivalents.........................   $ 3,772         $  511         $(1,911)(1)    $ 2,372
  Accounts receivable, net..........................    10,345            519              --         10,864
  Other current assets..............................     2,321             92             (22)(2)      2,391
                                                       -------         ------         -------        -------
          Total current assets......................    16,438          1,122          (1,933)        15,627
Long-term receivables and deposits..................       881             --              --            881
Property and equipment, net.........................    20,655            244              --         20,899
Intangible assets, net..............................    44,784             --           4,900(3)      49,684
                                                       -------         ------         -------        -------
          Total assets..............................   $82,758         $1,366         $ 2,967        $87,091
                                                       =======         ======         =======        =======
Current liabilities:
  Current portion of long-term debt.................   $ 1,447         $   37         $   (37)(4)    $ 1,447
  Other current liabilities.........................     3,829            159            (159)(4)      3,829
                                                       -------         ------         -------        -------
          Total current liabilities.................     5,276            196            (196)         5,276
Long-term debt......................................    30,060            111           3,889(5)      34,060
Deferred income taxes...............................     1,185             --              --          1,185
Minority interest...................................    10,216             --             333(6)      10,549
Preferred stock.....................................     3,208             --              --          3,208
Shareholders' equity................................    32,813          1,059          (1,059)(7)     32,813
                                                       -------         ------         -------        -------
          Total liabilities and shareholders'
            equity..................................   $82,758         $1,366         $ 2,967        $87,091
                                                       =======         ======         =======        =======

                                  AMSURG CORP.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
          (ALL AMOUNTS EXPRESSED IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                                         PRO FORMA
                                                   BOSWELL EYE        PRO FORMA          COMBINED
                                    HISTORICAL     CENTER, LLC       ADJUSTMENTS          TOTALS
                                    ----------     -----------       -----------         ---------
Revenue...........................   $57,414          $5,032           $    --            $62,446
Operating expenses:
  Salaries and benefits...........    17,363           1,024                66(8)          18,453
  Other operating expenses........    20,352           2,161                 8(9)          22,521
  Depreciation and amortization...     4,944             107               110(10)          5,161
  Net loss on sale of assets......     1,425              --                --              1,425
                                     -------          ------           -------            -------
        Total operating
          expenses................    44,084           3,292               184             47,560
                                     -------          ------           -------            -------
        Operating income..........    13,330           1,740              (184)            14,886
Minority interest.................     9,084              --               730(6)           9,814
Other (income) and expense:
  Interest expense, net of
    interest income...............     1,554              21               342(11)          1,917
  Distribution cost...............       842              --                --                842
                                     -------          ------           -------            -------
        Earnings before income
          taxes...................     1,850           1,719            (1,256)             2,313
Income tax expense................     1,774              --               185(12)          1,959
                                     -------          ------           -------            -------
        Net earnings..............        76           1,719            (1,441)               354
Accretion of preferred stock
  discount........................       286              --                --                286
                                     -------          ------           -------            -------
        Net earnings (loss)
          attributable to common
          shareholders............   $  (210)         $1,719           $(1,441)           $    68
                                     =======          ======           =======            =======
Earnings (loss) per common share:
  Basic...........................   $ (0.02)                                             $  0.01
  Diluted.........................   $ (0.02)                                             $  0.01
Weighted average number of shares
  and share equivalents
  outstanding:
  Basic...........................     9,453                                                9,453
  Diluted.........................     9,453                               336(13)          9,789

                                  AMSURG CORP.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
               (ALL AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                                            PRO FORMA
                                                            BOSWELL EYE       PRO FORMA     COMBINED
                                           HISTORICAL       CENTER, LLC      ADJUSTMENTS     TOTALS
                                           ----------     ---------------    -----------    ---------
Revenue..................................   $17,829           $1,468           $    --       $19,297
Operating expenses:
  Salaries and benefits..................     5,367              251                17(8)      5,635
  Other operating expenses...............     6,384              550                --         6,934
  Depreciation and amortization..........     1,568               25                30(10)     1,623
  Net loss on sale of assets.............        43               --                --            43
                                            -------           ------           -------       -------
        Total operating expenses.........    13,362              826                47        14,235
                                            -------           ------           -------       -------
        Operating income.................     4,467              642               (47)        5,062
Minority interest........................     2,807               --               265(5)      3,072
Other (income) and expense:
  Interest expense, net of interest
    income...............................       493                5                86(11)       584
                                            -------           ------           -------       -------
        Earnings before income taxes.....     1,167              637              (398)        1,406
Income tax expense.......................       467               --                96(12)       563
                                            -------           ------           -------       -------
        Net earnings.....................   $   700           $  637           $  (494)      $   843
                                            =======           ======           =======       =======
Earnings per common share:
  Basic..................................   $  0.07                                          $  0.09
  Diluted................................   $  0.07                                          $  0.08
Weighted average number of shares and
  share equivalents outstanding:
  Basic..................................     9,673                                            9,673
  Diluted................................    10,347                                           10,347

                                  AMSURG CORP.

         NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION (UNAUDITED)

     On April 30, 1998, the Company acquired a majority interest in the assets and certain liabilities comprising the business operations of Boswell Eye Center, LLC. The accompanying pro forma consolidated balance sheet includes the purchased assets and assumed liabilities and effects of financing, as if the surgery center had been acquired on March 31, 1998. The accompanying pro forma consolidated statements of operations reflect the pro forma results of operations of the Company, as if the surgery center had been acquired on January 1, 1997.

PRO FORMA ADJUSTMENTS

     The adjustments reflected in the pro forma consolidated statement of operations are as follows:

          1. To reflect cash used to fund the acquisition, net of cash not acquired.

          2. To reflect other current assets not acquired.

          3. To reflect additional excess of cost over net assets acquired resulting from the acquisition.

          4. To reflect obligations of acquired entity not assumed.

          5. To reflect additional long-term debt used to finance the acquisition, net of long-term debt not assumed.

          6. To reflect minority owners' interest in earnings of acquired operations.

          7. To eliminate equity of acquired entity.

          8. To reflect additional corporate general and administrative salary costs as a result of an increase in the number of centers managed.

          9. To reflect additional miscellaneous general and administrative cost as a result of increase in number of centers managed.

          10. To reflect amortization of additional excess of cost over net assets of purchased operations assets and differences in depreciation of purchased equipment.

          11. To reflect interest on acquisition-related borrowings.

          12. To record estimated additional federal and state income taxes at a combined rate of 40%, as a result of the incremental increase in earnings before income taxes.

          13. To reflect the effect of potential common shares due to existing securities options which are dilutive upon consideration of the adjusted pro forma net earnings.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.

                                         AMSURG CORP.


Date:    July 13, 1998                   By:  /s/  Claire M. Gulmi
                                              --------------------
                                              CLAIRE M. GULMI

                                              Senior Vice President and Chief
                                              Financial Officer (Principal
                                              Financial and Duly Authorized
                                              Officer)